UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2018

SITO MOBILE, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-37535	13-4122844
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Newport Corporate Center, 100 Town Square Place, Suite 204, Jersey City, NJ	07310
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (201) 984-7085

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 16, 2018, SITO Mobile, Ltd. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). As previously announced, Michael Durden, a former member of the Board of Directors of the Company (the “Board”) and a former member of the audit committee of the Board (the “Audit Committee”), did not stand for re-election to the Board at the Annual Meeting.

On the same date, the Company notified the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) that, following the Annual Meeting and because Mr. Durden did not stand for re-election to the Board, the Company was no longer in compliance with Nasdaq Listing Rule 5605(c)(2)(A), which requires that the audit committee of a listed company be comprised of at least three independent directors.

On November 19, 2018, the Company received confirmation from Nasdaq noting that the Company was no longer in compliance with Nasdaq’s audit committee composition requirements as set forth in Nasdaq Listing Rule 5605 (the “Notice”). The Notice also stated, among other things, that, pursuant to Nasdaq Listing Rule 5605(c)(4), the Company is entitled to a cure period to reestablish compliance with Nasdaq Listing Rule 5605, which cure period will expire upon the earlier of the Company’s next annual meeting of stockholders and November 16, 2019; or, if the Company’s next annual meeting of stockholders is held before May 15, 2019, by May 15, 2019.

The Company is conducting a search to identify qualified candidates to fill the vacancy on the Audit Committee created by Mr. Durden’s departure, and is considering both current Board members and other individuals to fill such vacancy.

Item 5.07	Submission of Matters to a Vote of Security Holders.

A total of 25,437,536 shares of the Company’s common stock were entitled to vote as of September 20, 2018, the record date for the Annual Meeting, of which 19,575,785 were present in person or by proxy at the Annual Meeting. The following is a summary of the final voting results for each matter presented to stockholders.

PROPOSAL 1:

Election of six directors to serve on the Company’s Board of Directors until the Company’s 2019 annual meeting of stockholders.

Nominee	For	Withheld	Broker Non-Votes
Jonathan Bond	6,100,520	392,049	12,982,216
Steve Bornstein	5,990,178	502,391	12,982,216
Bonin Bough	6,024,978	467,591	12,982,216
Steven Felsher	5,989,259	503,310	12,982,216
Brett O’Brien	6,100,520	392,049	12,982,216
Thomas J. Pallack	6,000,628	491,941	12,982,216

PROPOSAL 2:

Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

For	Against	Abstentions
18,743,477	510,109	221,199

PROPOSAL 3:

Advisory vote to approve the compensation of the Company’s named executive officers.

For	Against	Abstentions	Broker Non-Votes
3,392,255	835,602	2,264,712	12,982,216

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SITO MOBILE, LTD.
(Registrant)

Date: November 19, 2018	/s/ Thomas J. Pallack
Name: Thomas J. Pallack
Title: Chief Executive Officer

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